Exhibit 99

Corporate Contact:	Media Contact:
Marie-Charlotte Patterson	Digs Majumder
AXS-One	Neale-May & Partners
(201) 372-6243	(212) 213-5400 x 206
mpatterson@axsone.com	digs@nealemay.com

For Immediate Release:

AXS-One Names Software Industry Veteran Joe Dwyer as Executive Vice President and

Chief Financial Officer

Bolsters Management Team with Extensive Financial Management, Investment Community and

M&A Experience

Rutherford, NJ — January 4, 2005 — AXS-One, Inc. (AMEX: AXO), a leading provider of records compliance management solutions, today announced the appointment of Joseph Dwyer as Executive Vice President and Chief Financial Officer. Mr. Dwyer joins AXS-One with over twenty five years of senior financial and operational management experience, with the most recent fifteen years in the software and communications industries including consulting to companies with respect to corporate governance, business planning, financial reporting and mergers and acquisitions. Reporting to Bill Lyons, AXS-One Chairman and CEO, Mr. Dwyer will have responsibility for financial reporting, planning and business analysis, treasury, tax, investor relations, human resources and real estate.

“Joe Dwyer is a seasoned executive who has demonstrated his ability to help organizations achieve profitability while accelerating their growth and financial market visibility,” said Bill Lyons, AXS-One Chairman and CEO. “Having worked with Joe at Caminus, I am delighted to have an executive of his caliber join us at AXS-One and I believe his contributions will be fundamental to our plans as we aggressively move toward leadership in the records compliance management market.”

Mr. Dwyer replaces William G. Levering III, Vice President and Chief Financial Officer, who is leaving to pursue other business interests. Mr. Levering will be available to assist Mr. Dwyer during the transition.

-More-

Prior to joining the Company, Mr. Dwyer served at Chief Financial Officer of Synergen, Inc, a company engaged in the development and marketing of enterprise asset management and mobile workforce software to utilities, municipalities and asset intensive industries.

Previous positions held by Mr. Dwyer include: Executive Vice President and Chief Financial Officer of Caminus Corporation, a publicly traded provider of integrated enterprise software applications to the global energy industry which was sold to SunGard Data Systems in April 2003; Executive Vice President and Chief Financial Officer of ACTV, Inc, a publicly traded digital media company; Senior Vice President of Finance for Winstar Communications, Inc., publicly traded global telecommunications provider; and Chief Financial Officer for Legal Software Solutions, Inc.

About AXS-One Inc.

AXS-One (AMEX: AXO) is a leading provider of Records Compliance Management solutions.  The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley.  AXS-One’s technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records.   Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including the United States, Australia, Singapore, the United Kingdom and South Africa.  For further information, visit the AXS-One web site at http://www.axsone.com.

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AXS-One, the AXS-One logo, “Access Tomorrow Today,” AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Retention Manager, “The Records Compliance Management Company”, e-Cellerator, AXS Desk, “AXS-One Collaboration FrameWorks,” SMART, AXS-Link and Tivity are trademarks of, AXS-One Inc., in the U.S.

All other company and product names are trademarks or registered trademarks of their respective companies.